(KPMG Peat Marwick LLP Letter head)

                              TAX ADVISORS' CONSENT


Board of Directors
Triad Bank

Board of Directors
United Carolina Bancshares Corporation

We consent to the inclusion of our tax opinion dated November 29, 1995, regarding the federal and North Carolina income tax consequences of the Merger, in Exhibit No. 8 of the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission and to the quotation or summarization of our tax opinion and the references to our firm under the headings "SUMMARY - Income Tax Consequences", "PROPOSAL 1: THE MERGER - Certain Income Tax Consequences" and "TAX AND LEGAL MATTERS" in the Prospectus/Proxy Statement.


                                                     /s/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP

Raleigh, North Carolina
November 30, 1995


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                      CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Triad Bank

We consent to the use of our report incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Registration Statement. Our report refers to the fact that on January 1, 1994, Triad adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and on January 1, 1993 adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

                                                  /s/ KPMG Peat Marwick LLP
                                                      KPMG Peat Marwick LLP

Greensboro, North Carolina
December 4, 1995

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                       INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
United Carolina Bancshares Corporation

We consent to incorporation by reference in the Registration Statement on Form S-4 of United Carolina Bancshares Corporation (the "Corporation") relating to the merger with Triad Bank, of our report dated January 18, 1995, relating to the consolidated balance sheets of United Carolina Bancshares Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of United Carolina Bancshares Corporation, and the reference to our firm under the heading "Experts" in the Registration Statement. Our report dated January 18, 1995, refers to the fact that on December 31, 1993, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and on January 1, 1993, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Our report also refers to the fact that on January 1, 1994, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of
Financial Accounting Standards No. 112, "Employers' Accounting for Postemployement Benefits".

                                                  /s/ KPMG Peat Marwick LLP
                                                      KPMG Peat Marwick LLP

Raleigh, North Carolina
December 5, 1995

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